UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2012

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FIRST CORPORATION

(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom

 (Address of principal executive offices)

(403) 467-2356

(Registrant’s telephone number)

Item 5.06. Change in Shell Company Status

As previously reported on Form 8-K filed June 8, 2012, First Corporation purchased a ten percent interest in Gecko Landmarks Limited along with an option to purchase an additional 23% interest. Information regarding the transaction, the business of Gecko Landmarks Limited and First Corporation is in the Information Statement on Schedule 14C filed on May 8, 2012, the Information Statement on Schedule 14C filed on October 1, 2012, the Form 8-K filed on June 8, 2012 and First Corporation’s Annual Report on Form 10-K for the year ended September 30, 2012 filed on January 7, 2013. We believe that as a result of the completion of this transaction, First Corporation is no longer a “shell company” as that term is defined in Rule 405 under the Securities Act of 1933, as amended, and Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2013

First Corporation

/s/	Andrew Clarke
Andrew Clarke, Chief Executive Officer